NOTE PURCHASE AGREEMENT

        THIS NOTE PURCHASE AGREEMENT (this "AGREEMENT") is made this 25th day of October 2002, by and between CRITICAL HOME CARE, INC., a Nevada corporation (formerly known as New York Medical Inc. and Mojave Southern, Inc.), with headquarters located 762 Summa Avenue, Westbury, NY 11590 (the "COMPANY"), and the undersigned investor (the "INVESTOR").

                               W I T N E S S E T H

        WHEREAS, the Company is seeking to raise up to $2,000,000 through the sale of convertible promissory notes in private placement (the "Private Placement") pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), solely to accredited investors (collectively, the "Private Placement Investors"), including the Investor;

        WHEREAS, the Company wishes to induce the Investor to loan to the Company and the Investor wishes to loan to the Company, subject to the terms and conditions set forth herein, the principal amount set forth on the signature page of this Agreement; and

        NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.      LOAN.

                (a) Subject to the terms and conditions set forth herein, the Investor hereby offers and subscribes to loan to the Company the amount set forth after the Investor's name on the signature page of this Agreement (the "LOAN") by depositing such amount in the Escrow Account by check or wire transfer and execution and delivery of this Agreement and the other documents identified in Section 3 of this Agreement.

                (b) The net proceeds of the Loan shall be used solely for working capital.

        2. NOTE. The terms of the Loan shall be set forth in and evidenced by a Convertible Promissory Note in favor of the Investor (the "NOTE") in substantially the form provided to the Investor. Such Note shall be in the initial principal amount of the Loan, set forth after the Investor's name on the signature page to this Agreement.

        3.      MUTUAL DELIVERIES; ACCEPTANCE OF SUBSCRIPTIONS.

                (a) Upon the delivery by the Investor of the Loan proceeds to the Escrow Account (as provided in Section 1 above) and the Investor's delivery to the Company of (i) an originally executed copy of this Agreement and
(ii) an executed original of the Purchaser Questionnaire and Statement in the form provided to the Investor (the "PURCHASER STATEMENT"), the Company shall accept or reject, within five (5) business days, the Investor's subscription, in its sole discretion. Upon any rejection, the Company shall instruct the Escrow Agent to return such Investor's funds to Investor, without interest. In the event the Investor's subscription is accepted, the Company shall deliver notice of acceptance to the Escrow Agent and upon closing of such subscription, shall within five (5) business days time after the Closing deliver to the Investor or to the designated representative of such Investor an originally executed Note and an executed copy of this Agreement. The Closing of this Private Placement shall not occur unless and until the aggregate of $250,000 in principal amount of Loans shall have been subscribed for by Private Placement Investors.

                (b) Execution and delivery of this Agreement shall constitute a binding offer to make the Loan and purchase the Note by the undersigned which may be accepted or rejected by the Company in its sole discretion, but which may not be revoked by the Investor without the Company's prior written consent.

        4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to the Investor that:

                (a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada. The Company has the corporate power and authority to enter into this Agreement and to deliver the Note and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement and the Note and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. At the time of funding of the Loan and delivery of this Agreement and the Note by the Company, this Agreement and the Note will constitute valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and o the application of equitable principles in any proceeding (legal or equitable).

                (b) The execution, delivery and performance by the Company of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Company which breach or default could reasonably by expected to have a material adverse effect on the Company taken as a whole.

                (c) For a period of six months from the date hereof, the Company will not issue any shares of its Common Stock, including any Conversion Shares (as defined in Section 5(c) below), or any form of stock, warrant, option, derivative security, or any other security convertible into or exchangeable for shares of common Stock of the Company for a price per share for such Common Stock or Conversion Shares of less than $1.00 per shares. In the event that that the Company issues any shares of Common Stock in breach of this provision, the Conversion Rate (as defined in the Note shall be reduced to the per shares price at which the additional shares of Common Stock are issued or deemed to be issuable.

                (d) So long as any Note is outstanding in the series of Notes sold pursuant to the Private Placement, the Company shall not issue any security convertible into or exchangeable for shares of common Stock of the Company, or Conversion Shares, or any option, warrant, derivative security or any other security for the purchase thereof, containing anti-dilution terms which create a so-called "toxic convertible" or "death spiral convertible", which permits continuous upward adjustment of the numbers of shares of Common Stock or of underlying conversion shares, which may be purchased pursuant to such security based upon the declining market price of the Common Stock or the Conversion Shares.

        5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:

                (a) The Investor has the power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable). As applicable, the undersigned has reached the age of majority in the state in which the undersigned resides.

                (b) The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Investor.

                (c) Investor is acquiring the Note and any shares (the "Conversion Shares") of the Company's Common Stock (as such term is defined in the Note) issuable upon conversion of the Note for Investor's own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution thereof in whole or in part, and no other person has a direct or indirect beneficial interest in such Note or the Conversion Shares. Further, Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant an interest in the Note or the Conversion Shares to any third person.

                (d) Investor acknowledges his understanding that the offering and sale of the Note, and the conversion of the Note and issuance of the Conversion Shares is intended to be exempt from registration under the Securities Act by virtue of the provisions of Rule 506 of Regulation D promulgated thereunder ("Regulation D"). In furtherance thereof, Investor represents and warrants to and agrees with the Company and its affiliates as follows:

                        (i) Investor is an "accredited investor" as that term is defined in Rule 501 of Regulation D;

                        (ii) Investor is experienced in making investments of the kind described in this Agreement and the Note;

                        (iii) Investor is able, by reason of the business and financial experience of the Investor and its professional advisors (who are not affiliated with or compensated in any way by the company or any of its affiliates or selling agents), to protect Investor's own interests in connection with the transactions described in this Agreement; and

                        (iv) Investor has the financial ability to bear the economic risk of Investor's investment, has adequate means for providing for Investor's current needs and personal contingencies, has no need for liquidity with respect to Investor's investment in the Company, and is able to afford the entire loss of Investor's investment in the Company.

                (e) Investor has been furnished with and had an opportunity to review the public filings of Mojave Southern, Inc. (also known as New York Medical Inc.) with the Securities and Exchange Commission, including, without limitation the Form 8-K for September 26, 2002, the Schedule 14(f) filed on September 19, 2002, the Annual Report on Form 10-KSB for the period ended December 31, 2001, and Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002, attached as Exhibits 2, 3, 4 and 5, respectively, to the Disclosure Package.

                (f) Investor has been furnished with and had an opportunity to review the Confidential Memorandum, dated September 27, 2002 of the Company. The acquisition by Critical Home Care Inc. ("CHCI") of Mojave Southern, Inc. occurred on September 26, 2002. All of the 18,000,000 issued and outstanding shares of CHCI were converted into 18,000,000 shares of the Company's Common Stock. The Company shall have the right to convert the Loans, evidenced by the Notes to be sold in the Private Placement into the Company's Common Stock at the rate of $1.00 per share, subject to adjustment. Accordingly, if the minimum of $250,000 of Notes being offered for sale in the Private Placement are sold, they will be convertible into 250,000 shares or up to a maximum of $2 Million of Notes sold will be convertible into 2 million shares of the Company's Common Stock.

                (g) Investor has been furnished with and had an opportunity to review the audited financial statements of CHCI, as of and for the year ended December 31, 2001 attached hereto as Exhibit 2 and the unaudited financial statements CHCI as at and for the six months ended June 30, 2002, attached hereto as Exhibit 2. The undersigned ahs been supplied with or has sufficient access to all information, including financial statements and other information of the Company and has been afforded that opportunity to ask questions of and receive answers concerning such information to which a reasonable investor would attach significance in making investment decisions, so that as a reasonable investor the undersigned has been able to make the undersigned's decision to purchase the securities.

                (h) Investor understands than an investment in the Notes and the Conversion Shares, if the Note is converted, involves a high degree of risk.

THE FOLLOWING FACTORS ARE NOT INTENDED TO BE A COMPLETE LIST OF THE GENERAL OR SPECIFIC RISKS RELATING TO THE INVESTMENT IN THE COMPANY. ALTHOUGH ADDITIONAL RISK FACTORS RELATING TO AN INVESTMENT IN THE COMPANY ARE DESCRIBED THROUGHOUT THIS NOTE PURCHASE AGREEMENT, THIS NOTE PURCHASE AGREEMENT DOES NOT CONTAIN A COMPLETE LIST OF RISK FACTORS RELATED TO THE PURCHASE OF SECURITIES.

                (i) Investor understands the Conversion Shares, if any when issued, will be restricted securities that are not eligible for immediate resale in any public market in the absence of an effective registration statement or an exemption under federal and state securities laws. Moreover, even if such Conversion Shares may be resold there can be no assurance that a liquid public market for the Company's Common Stock will exist or that the Conversion Shares may be sold for a price at or near the conversion price at or near the conversion price under the Note.

                (j) Investor understands that investment in the Company is an illiquid investment. In particular, Investor recognizes that Investor may not and represents, warrants and agrees that Investor will not sell or otherwise transfer the Note or Conversion Shares without registration under the Securities Act or an exemption therefrom and a favorable opinion of counsel for the Company to that effect is obtained (if requested by the Company). Investor fully understands and agrees that Investor must bear the economic risk of Investor's purchase because, among other reasons, the Note and the Conversion Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless such securities are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available.

                (k) Investor has had the opportunity to engage the services of an investment advisor, attorney and/or accountant to read all of the documents furnished or made available by the Company to the Investor in connection with this investment and to evaluate the merits and risks of this investment. The undersigned in making the decision to purchase the securities has relied upon independent investigations made by him or it or his or its representations, if any. The undersigned has and/or his or its advisors have had a reasonable opportunity to ask questions and receive answers from the Company concerning the securities.

                (l) Neither Investor nor any associate of Investor (i) is a member of the National Association of Securities Dealers, Inc. ("NASD"), (ii) is a person associated with a member of the NASD, or (iii) has made a loan to any NASD member. Neither Investor nor any associate of Investor, as defined below, is an owner of stock or other securities of any NASD member (other than securities purchased in the open market). The NASD's By-Laws define the term "member" to mean any broker or dealer admitted to membership in the NASD. The NASD's By-Laws define a "person associated with a member" to mean every sole proprietor, partner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not such person is registered or exempt from registration with the NASD.

        6.      REGISTRATION RIGHTS.

                (a) Defined Terms. As used in this Section 6, terms defined elsewhere herein shall have their assigned meanings and each of the following terms shall have the following meanings (such definitions to be applicable to both the plural and singular of the terms defined):

                        (i) REGISTERABLE SECURITIES. The term "REGISTERABLE SECURITIES" shall mean any of the Conversion Shares, including any shares of the Company's Common Stock or other securities received in connection with any stock split, stock dividend, merger, reorganization, recapitalization, reclassification or other distribution payable or issuable upon shares of the Company's Common Stock. For the purposes of this Agreement, securities will cease to be Registerable Securities upon the earliest to occur of (A) a registration statement under the Securities Act covering such Registerable Securities has been declared effective and (1) such Registerable Securities have been disposed of pursuant to such effective registration statement or
        (2) such registration statement has remained effective for 270 consecutive days, (B) such Registerable Securities are distributed to the public pursuant to the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, including, but not limited to, Rules 144 and 144A promulgated under the Securities Act, or (C) such Registerable Securities have been otherwise transferred and the Company, in accordance with applicable law and regulations, has delivered new certificates or other evidences of ownership for such securities which are not subject to any stop transfer order or other restriction on transfer.

                        (ii) RIGHTSHOLDERS. The term "RIGTHSHOLDERS" shall include the Investor, all successors and assigns of the Investor, and all transferees of Registerable Securities where such transfer affirmatively includes the transfer and assignment of the rights, representations, warranties, covenants, obligations and liabilities of the transferor Rigthsholder under this Agreement with respect to the transferred Registerable Securities; provided, however, that the term "RIGTHSHOLDERS" shall not include any person or entity who has sold, transferred, or assigned all of such person's or entity's Registerable Securities.

                        (iii) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Section 6 shall refer to this
        Section 6 as a whole and not to any particular provision of this Section 6, and subsection, paragraph, clause, schedule and exhibit references are to this Section 6 unless otherwise specified.

                (b)     IMMEDIATE REGISTRATION.

                        (i) The Company shall file with the Securities and Exchange Commission (the "Commission"), no later than (A) 120 days following completion of the Private Placement (the "Closing Date"), a registration statement registering for resale all of the Registerable Securities held by each Rightsholder: provided that such Rightsholder completes, dates, signs and returns a questionnaire (a "SELLING SECURITYHOLDER QUESTIONNAIRE") providing information concerning, among other matters, such Rightsholder, such Rightsholder's equity ownership in the Company and such Rigthsholder's plan of distribution of the Rightsholder's Registerable Securities no later than ten days following the distribution of a Selling Securityholder Questionnaire to such Righsholder. The Company shall use its best efforts to cause such registration statement to be declared effective by the Commission as promptly following the filing of such registration statement as is commercially reasonable. The Company shall provide the Selling Securityholder Questionnaire to each Rightholder promptly following the Closing Date.

                        (ii) Registration Expenses (as defined in Paragraph 6(e) hereof) in connection with the registration required under Paragraph 6(b)(i) above, subject to the provisions of Section 6(e), shall be borne by the Company, but the Company shall not be responsible for the payment of any underwriter's discount, commission or selling concession expenses in connection with any of the Registerable Securities.

                (c)     PIGGY-BACK REGISTRATION.

                        (i) If, at any time on or after the Closing Date and on or prior to two years from the Closing Date, the Company proposes to file a registration statement under the Securities Act with respect to an offering by the Company or any other party of any class of equity security similar to any Registerable Securities (other than a registration statement on Form S-4 or S-8 or any successor form or a registration statement filed solely in connection with an exchange offer, a business combination transaction or an offering of, or reconfirmation offer with respect to, securities solely to the existing stockholders or employees of the Company), then the Company, on each such occasion, shall give written notice (each, a the "COMPANY PIGGY-BACK NOTICE") of such proposed filing to all of the Rightsholders owning Registerable Securities at least fifteen days before the anticipated filing date of such registration statement, and such Company Piggy-Back Notice also shall be required to offer to such Rightsholders the opportunity to register such aggregate number of Registerable Securities as each such Rightsholder may request. Each such Rightsholder shall have the right, exercisable for the five days immediately following the giving of a Company Piggy-Back Notice, to request, by written notice (each, a "HOLDER NOTICE") to the Company, the inclusion of all or any portion of the

        Registerable Securities of such Rightsholders in such registration statement. The Company shall use reasonable efforts to cause the managing underwriter(s) of a proposed underwritten offering to permit the inclusion of the Registerable Securities which were the subject of all Holder Notices in such underwritten offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding anything to the contrary contained in this Subparagraph 6(c)(i), if the managine underwriter(s) of such underwritten offering or any proposed underwritten offering delivers a written opinion to the Rightsholders of Registerable Securities which were the subject of all Holder Notices that the total amount and kind of securities which they, the Company and any other person intend to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be offered for the accounts of such Rightsholders and persons other than the Company shall be eliminated or reduced pro rata (based oon the amount of securities owned by such Rightsholders and other persons which carry registration rights) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter(s) in its written opinion.

                        (ii) NUMBER OF PIGGY-BACK REGISTRATIONS; EXPENSES. The obligations of the Company under this Paragraph 6(c) shall be unlimited with respect to each Rightsholder. Subject to the provisions of Paragraph 6(e) hereof, the Company will pay all Registration Expenses in connection with any registration of Registerable Securities effected pursuant to this Paragraph 6(c), but the Company shall not be responsible for the payment of any underwriter's discount, commission or selling concession expenses in connection therewith.

                        (iii) Withdrawal or Suspension of Registration Statement. Notwithstanding anything contained to the contrary in this Paragraph 6(c), the Company shall have the absolute right, whether before or after the giving of a Company Piggy-Back Notice or Holder Notice, to determine not to file a registration statement to which the Rightsholders shall have the right to include their Registerable Securities therein pursuant to this Paragraph 6(c), to withdraw such registration statement or to delay or suspend pursuing the effectiveness of such registration statement. In the event of such a determination after the giving a Company Piggy-Back Notice, the Company shall give notice of such determination to all Rightsholders and, thereupon, (A) in the case of a determination not to register or to withdraw such registration statement, the Company shall be relieved of its obligation under this Paragraph 6(c) to register any of the Registerable Securities in connection with such registration and (B) in the case of a determination to delay the registration, the Company shall be permitted to delay or suspend the registration of Registerable Securities pursuant to this Paragraph 6(c) for the same period as the delay in the registration of such other securities. No registration effected under this Paragraph 6(c) shall relieve the Company of its obligation to effect any registration upon demand otherwise granted to a Rightsholder under Paragraph 6(b) hereof or any other agreement with the Company.

                (d)     REGISTRATION PROCEDURES.

                        (i) OBLIGATIONS OF THE COMPANY. The Company will, in connection with any registration pursuant to Paragraph 6(b) or (c) hereof, as expeditiously as possible:

                                (A) prepare and file with the Commission a registration statement under the Securities Act on any appropriate from chosen by the Company, in its sole discretion, which shall be available for the sale of all Registerable Securities in accordance with the intended method(s) of distribution thereof set forth in all applicable demand requests, tag-along requests and Holder Notices, and use its commercially reasonable best efforts to cause such registration statement to become effective as soon thereafter as reasonably practicable, but in no event more than 120 days after receipt of such notices or requests; PROVIDED, that, at least fifteen business days before filing with the Commission of such registration statement, the Company shall furnish to each Rightsholder whose Registerable Securities are included therein draft copies of such registration statement, including all exhibits thereto and documents incorporated by reference therein, and, upon the reasonable request of any such Rightsholder, shall continue to provide drafts of such registration statement until filed, and, after such filing, the Company shall, as diligently as practicable, provide to each such Rightsholders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), all exhibits thereto and documents incorporated by reference therein and such other documents as such Rightsholder may reasonably request in order to facilitate the disposition of the Registerable Securities owned by such Rightsholder and included in such registration statement; PROVIDED, FURTHER, the Company shall modify or amend the registration statement as it relates to such Rightsholder as reasonably requested by such Rightsholder and received by the business within five (5) business days prior to the filing, and shall reasonably consider other changes to the registration statement (but not including any exhibit or document incorporated therein by reference) reasonably requested by such Rightsholder and received by the business within (5) business days prior to the filing, in light of the requirements of the Securities Act and any other applicable laws and regulations; and PROVIDED, FURTHER, that the obligation of the Company to effect such registration and/or cause such registration statement to become effective, may be postponed for (1) such period of time when the financial statements of the Company required to be included in such registration statement are not available (due solely to the fact that such financial statements have not been prepared in the regular course of business of the Company) or (2) any other BONA FIDE corporate purpose, but then only for a period not to exceed 90 days;

                                (B)     prepare and file with the Commission
                such amendments and post-effective amendments to a registration statement as may be necessary to keep such registration statement effective for up to nine months; and cause the related prospectus to be supplemented by any required prospectus supplement, and as o supplemented to be filed to the extent required pursuant to Rule 424 promulgated under the Securities Act, during such nine-month period; and otherwise comply with the provisions of the Securities Act with respect to the disposition of all Registerable Securities covered by such registration statement during the applicable period in accordance with the intended method(s) of disposition of such Registerable Securities set forth in such registration statement, prospectus or supplement to such prospectus;

                                (C)     notify the Rightsholders whose
                Registerable Securities are included in such registration statement and the managing underwrite(s), if any, of an underwritten offering of any of the Registerable Securities included in such registration statement, and confirm such advice in writing, (1) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information,
                (3) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by clause (1) of Section 4(d)(i)(J) hereof cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registerable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement made in the registration statement, the prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the registration statement or prospectus so that such registration statement, prospectus or document incorporated by reference will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                                (D) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment and to prevent the entry of such an order;

                                (E) use reasonable efforts to register or qualify the Registerable Securities included in such registration statement under such other securities or blue sky laws of such jurisdictions as any Rightsholder whose Registerable Securities are included in such registration statement reasonably requests in writing and do any and all other acts and thing which may be necessary or advisable to enable such Rightsholder to consummate the disposition in such jurisdictions of such Registerable Securities; PROVIDED, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Subparagraph 4(d)(i)(E), (2) subject itself to taxation in any such jurisdiction or (3) take any action which would subject it to general service of process in any such jurisdiction;

                                (F) make available for inspection by each Rightsholder whose Registerable Securities are included in such registration, any underwriter(s) (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility (or establish a due diligence defense), and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such Inspector in connection with such registration statement; PROVIDED, that records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors, unless (1) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (2) the disclosure of such Records is required by any applicable law or regulation or any governmental regulatory body with jurisdiction over such Rigthsholder or underwriter; PROVIDED, FURTHER, that such Rightsholder or underwriter(s) agree that such Rigthsholder or underwriter(s) will, upon learning the disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

                                (G) cooperate with the Rigthsholder whose Registerable Securities are included in such registration statement and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registerable Securities to be sold thereunder, not bearing any restrictive legends, and enable such Registerable Securities to be in such denominations and registered in such names as such Rightsholder or any managing underwriter(s) may reasonably request at least two business days prior to any sale of Registerable Securities;

                                (H)     comply with all applicable rules and
                regulations of the Commission and promptly make generally available to its security holders an earnings statement covering a period of twelve months commencing, (1) in an underwritten offering, at the end of any fiscal quarter in which Registerable Securities are sold to underwriter(s), or (2) in a non-underwritten offering, with the first month of the Company's first fiscal quarter beginning after the effective date of such registration statement, which earnings statement in each case shall satisfy the provisions of Section 11(a) of the Securities Act;

                                (I)     provide a CUSIP number for all
                Registerable Securities not later than the effective date of the registration statement relating to the first public offering of Registerable Securities of the Company pursuant hereto;

                                (J)     enter into such customary agreements
                (including an underwriting agreement in customary form) and take all such other actions reasonably requested by the Rigthsholders holding a majority of the Registerable Securities included in such registration statement or the managing underwriter(s) in order to expedite and facilitate the disposition of such Registerable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (1) make such representations and warranties, if any, to the holders of such Registerable Securities and any underwriter(s) with respect to the registration statement, prospectus and documents incorporated by reference, if any, in form, substance and scope as are customarily made by issuers to underwriter(s) in underwritten offerings and confirm the same if and when requested, (2) obtain opinions of counsel to the Company and updates thereof addressed to each such Rightsholder and the underwriter(s), if any, with respect to the registration statement, prospectus and documents incorporated by reference, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Rightsholders and underwriter(s), (3) obtain a "cold comfort" letter and updates thereof from the Company's independent certified public accountants addressed to such Rightsholders and to the underwriter(s), if any, which letters shall be in customary form and cover matters of the type customarily covered in "cold comfort" letters by accountants in connection with underwritten offerings, and (4) deliver such documents and certificates as may be reasonably requested by the Rightsholders holding a majority of such Registerable Securities and managing underwriter(s), if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; each such action required by this Subparagraph 4(d)(i)(J) shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder, and

                                (K)     if requested by the holders of a
                majority of the Registerable Securities included in such registration statement, use its best efforts to cause all Registerable Securities which are included in such registration statement to be listed, subject to notice of issuance, by the date of the first sale of any Registerable Securities pursuant to such registration statement, on each securities exchange, if any, on which securities similar to the Registered Securities are listed.

                        (ii) Obligations of Rightsholders. In connection with any registration of Registerable Securities of a Rightsholder pursuant to Paragraph 6(b) or (c) hereof:

                                (A)     The Company may require that each
                Rightsholder whose Registerable Securities are included in such registration statement furnish to the Company such information regarding the distribution of such Registerable Securities and such Rightsholder as the Company may from time to time reasonably request in writing; and

                                (B) Eeach Rightsholder, upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (2), (3), (5) and (6) of Subparagraph 4(d)(i)(C) hereof, shall forthwith discontinue disposition of Registerable Securities pursuant to the registration statement covering such Registerable Securities until such Rightsholder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (1) of Subparagraph 4(d)(1)(C) hereof, or until such Rightsholder is advised in writing (the "ADVICE") by the Company that the use of the applicable prospectus may be resumed, and until such Rightsholder has received copies of any additional or supplemental filings which are incorporated by reference in or to be attached to or the Company (at the expense of the Company) all copies, other than permanent file copies then in the possession of such Rightsholder, of the current prospectus covering such Registerable Securities at the time of receipt of such notice; the Company shall have the right to demand that such Rightsholder or other holder verify its agreement to the provisions of this Subparagraph 4(d)(ii)(B) in any Demand Request, Tag-Along Request or Holder Notice of the Rightsholder or in a separate document executed by the Rightsholder.

                (e) REGISTRATION EXPENSES. All expenses incident to the performance of or compliance with this Agreement by the Company, including, without imitation, all registration and filing fees of the Commission, NASD and other agencies, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registerable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing, if any, of the Registerable Securities on any securities exchange and fees and disbursements of counsel for the Company and the Company's independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incidental to such performance), Securities Act or other liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration and the fees and expenses of any other person retained by the Company (but not including any underwriting discounts or commissions attributable to the sale of Registerable Securities or other out-of-pocket expenses of the Rightsholders, or the agents who act on their behalf, unless reimbursement is specifically approved y the Company) will be borne by the Company. All such expenses are herein referred to as "REGISTRATION EXPENSES."

                (f)     INDEMNIFICATION CONTRIBUTION.

                        (i) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Rightsholder, it officers and directors and each person who controls such Rightsholder (within the meaning of the Securities Act), if any, and any agent thereof against all losses, claims, damages, liabilities and expenses incurred by such party pursuant to any action or threatened suit, action, proceeding or investigation (including reasonable attorney's fees and expenses of investigation) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein(in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same arise out of or are based upon, any such untrue statement or omission based upon information with respect to such Rightsholder furnished in writing to the Company by such Rigthsholder expressly for use therein.

                        (ii) INDEMNIFICATION BY RIGHTSHOLDER. In connection with any registration statement in which are Rightsholder is participating, each such Rightsholder will be required to furnish to the Company in writing such information with respect to such Rigthsholder as the Company reasonably requests for use in connection with any such registration statement or prospectus, and each Rigthsholder agrees to the extent it is such a holder of Registerable Securities included in such Registration Statement will be required to agree, to indemnify, to the full extent permitted by law, the Company, the directors and officers of the Company and each person who controls the Company (within the meaning of the Securities Act) and any agent thereof, against any losses, claims, damages, liabilities and expenses (including reasonable attorney's fees and expenses of investigation incurred by such party pursuant to any actual or threatened suit, action, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact necessary, to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they are made) not misleading, to the extent, but only to the extent that such untrue statement or omission is based upon information relating to such Rightsholder or other holder furnished in writing to the Company expressly for use therein.

                        (iii) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by an indemnified party under this Paragraph 6(f) of written notice of the commencement of any action, proceeding, suit or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement, such indemnified party shall notify in writing the indemnifying party of such commencement or threat; but the omission so to notify in writing the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party (A) hereunder, unless the indemnifying party is actually prejudiced thereby, or (B) otherwise than under this Paragraph 6(f). In case any such action, suit or proceeding shall be brought against any indemnified party, and the indemnified party shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein at its own expense and the indemnifying party shall assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and the obligation to pay all expenses relating thereto. The indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, bu the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such action, suit or proceeding or to employ counsel reasonably satisfactory to the indemnified party therein or to pay all expenses relating thereto or (C) the names parties to any such action or proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnifying party shall have been advised by counsel that there may be one or more legal defenses available to the indemnified party which are different from or additional to those available to the indemnifying party and which may result in a conflict between the indemnifying party and such indemnified party (in which case, if the indemnified party notifies the indemnifying party in writing that the indemnified party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party; it being understood, however, that the indemnifying party shall not, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for the indemnified party, which firm shall be designated in writing by the indemnified party).

                        (iv) CONTRIBUTION. If the indemnification provided for in this Paragraph 6(f) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (A) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relatives fault of the indemnifying party and indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and the indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to the above shall be deemed to include, subject to the limitation set forth in Paragraph 6(f)(v), any legal or other fees or expenses reasonably incurred by such part in connection with any investigation or proceeding.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Paragraph 6(f)(iv) were determined by pro rata allocation or by any other method of allocation, which does not take into account, the equitable considerations referred to in clauses (A) and (B) of the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f)) of the Securities Act) shall be entitled to contribution from any person who was not guilty or such fraudulent misrepresentation.

                        (v) LIMITATION. Anything to the contrary contained in this Paragraph 6(f) notwithstanding, no holder of Registerable Securities shall be liable for indemnification and contribution payments aggregating an amount in excess of the maximum amount received by such holder in connection with any sale of Registerable Securities as contemplated herein.

                (g) PARTICIPATION IN UNDERWRITING REGISTRATION. No Rightsholder may participate in any underwritten registration hereunder unless such Rightsholder (i) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and to comply with Regulation M under the Exchange Act and (ii) completes and executes all questionnaires, appropriate and limited powers of attorney, escrow agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangement; PROVIDED, that all such documents shall be consistent with the provisions of Paragraph 6(e) hereof.

        7. ASSIGNMENT. This Agreement and the Note may not be assigned by the Investor without the written consent of the Company and the Company which consent shall not be reasonably withheld. This Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned heirs, executors,

Administrations, successors and permitted assigns.

        8. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon (i) personal delivery, against written receipt therefore,
(ii) two business days after deposit with Federal Express or another nationally recognized overnight courier service, or (iii) five business days after being forwarded, postage paid, via certified or registered mail, return receipt requested, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto pursuant to the provisions of this Section 8.

        COMPANY: At the address first specified in this Agreement.

        INVESTOR: At the address set forth on the signature page of this Agreement.

        9. SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Agreement and/or the Note are invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Agreement and/or the Note. If any such invalidity, unenforceability or illegality of a provision of this Agreement or the Note becomes known or apparent to any of the parties hereto, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Agreement and/or the Note generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Agreement and the Note generally.

        10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same Agreement.

        11. ENTIRE AGREEMENT. This Agreement and the Note contain the entire agreement of the parties relating to the subject matter thereof.

        12. LAW GOVERNING. This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York without giving effect to its conflicts of law principles.

        13. ARBITRATION VENUE. Any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement or the agreements or transactions contemplated hereby shall be finally settled by arbitration conducted in accordance with the provisions of this Section 13. The arbitration shall be conducted and the arbitrator chosen in accordance with the rules of the American Arbitration Association (the "AAA") in effect at the time of the arbitration shall be in New York. Each of the Company and Investor hereby irrevocably submits to the jurisdiction of the arbitrator in New York and waives any defense in an arbitration based upon any claim that such party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient forum or that such venue is improper. The arbitral award shall be in writing and shall be final and binding on each of the Company and Investor. The award may include an award of costs, including reasonable attorney's fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets. Investor acknowledges and agrees that by agreeing to the provisions of this Section 13 Investor is waiving any right that Investor may have to a jury trial with respect to the resolution of any dispute under this Agreement or the Note.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFETIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLE SATISFACTORY TO CRITICAL HOME CARE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

            Right to Purchase UP to 250,000 Shares of Common Stock of
                            Critical Home Care, Inc.
                   (subject to adjustment as provided herein)

                          COMMON STOCK PURCHASE WARRANT

No. RKDA-1                                            Issue Date: March 11, 2004

      Critical Home Care, Inc., a corporation organized under the laws of the State of Nevada, hereby certifies that, for value received, JANA MASTER FUND, LTD., or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from the after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through the close of business March 11, 2011 (the "Expiration Date"), up to 250,000 fully paid and nonassessable shares of Common Stock (as hereinafter defined) at an Exercise Price of $.50 per share. The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

            (a) The term "Company" shall include Critical Home Care, Inc. (the "Company") and any corporation which shall succeed, or assume the obligations of, the Company hereunder.

            (b) The term "Common Stock" includes (i) the Company's Common Stock, par value $0.25 per share; and (ii) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

            (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchanged for or in replacement of Common Stock or Other Securities pursuant to
      Section 4 or otherwise.

            1.    EXERCISE OF WARRANT

                        1.1 NUMBER OF SHARES ISSUABLE UPON EXERCISE. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the "Exercise Notice"), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

                        1.2 FAIR MARKET VALUE. For purposes hereof, the "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

            (a) If the Company's Common stock is traded on the American Stock Exchange or another national exchange or is quoted on the National of SmallCap Market of the Nasdaq Stock Market, Inc. ("Nasdaq"), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

            (b) If the Company's Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but its traded on the NASD OTC Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

            (c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

            (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

                        1.3 COMPANY ACKNOWLEDGEMENT. The Company will, at the time of the exercise of the Warrant, upon the request of the holder hereof acknowledger in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such right.

                        1.4 TRUSTEE FOR WARRANT HOLDERS. In the event that a blank or trust company shall have been appointed as trustee for the holders of the Warrant pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

            2.    PROCEDURE FOR EXERCISE.

                        2.1 DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. The Company agrees tat the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the dare on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, ad in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise. Plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

                        2.2 EXERCISE. Payment may be made either (i) in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of the Warrant, or shares of Common Stock and/or Common Stock receivable upon exercise of the Warrant in accordance with Section (b) below, or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein. Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

    X=Y       (A-B)
              -----
                A

    Where X=  the number of shares of Common Stock to be issued to the Holder

    Y= the number of shares of Common stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

    A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

    B=        Exercise Price (as adjusted to the date of such calculation)

            3.    EFFECT OF REORGANIZATION, ETC.; ADJUSTMENT OF EXERCISE PRICE.

                        3.1 REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1 at anytime after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

                        3.2 DISSOLUTION. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder of the Warrant pursuant to Section 3.1, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, NY as trustee for the Holder of the Warrant.

                        3.3 CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section3, then the Company's securities and property (including cash, where applicable) receivable by the Holders of the Warrant will be delivered to Holder or the Trustee as contemplated by Section 3.2.

            4. EXTRAORDINARY EVENTS REGARDING COMMON STOCK. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the holder of this Warrant shall thereafter, on the exercise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

            5. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the cats upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 11 hereof).

            6. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

            7. ASSIGNMENT; EXCHANGE OF WARRANT. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a "Transferor") in whole or in part. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor's counsel that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense but with payment by the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces thereof the Warrant so surrendered by the Transferor.

            8. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

            9. REGISTRATION RIGHTS. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in a Registration Rights Agreement entered into by the Company and Purchaser dated as of even date of this Warrant.

            10. MAXIMUM EXERCISE. The Holder shall not be entitled to exercise this Warrant on an exercise date, in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this proviso is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Notwithstanding the foregoing, the restriction described in this paragraph may be revoked upon 75 days prior notice from the Holder to the Company and is automatically null and void upon an Event of Default under the Note.

            11. WARRANT AGENT. The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to
      Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

            12. TRANSFER ON THE COMPANY'S BOOKS. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

            13. NOTICES, ETC. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished as address to the Company.

            14. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at any time during the tern of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of Directors of the Company.

            15. NO SHORTING. The Purchaser or any of its affiliates and investment partners will not and will not cause any person or entity, directly or indirectly, to engage in "short sales" of the Company's Common Stock or any other hedging strategies.

            16. REDEMPTION. This Warrant may be redeemed at the option of the Company, at a redemption price of $.001 per Warrant, at any time between the first anniversary date of the issuance and the Expiration Date upon 30 business-day written notice delivered to the Holder, provided: (a) the Closing Bid or last sales price of the Common Stock issuable upon exercise of such Warrant has been at least 200% of the Exercise Price then in effect (as set forth in (d) above) for twenty (20) consecutive trading days ending not more than 15 days prior to the dare of notice of redemption, and (b) there is an effective registration statement with a current prospectus available covering the shares of Common Stock issuable upon exercise of this Warrant. On and after the date fixed for redemption, the Holder shall have no rights with respect to this Warrant except to receive the $.001 per Warrant upon surrender of this Certificate. All Warrants must be redeemed if any are redeemed.

      The notice of redemption shall specify: (i) the Redemption Price; (ii) the date fixed for redemption (the "Redemption Date"); (iii) the place where Warrant Certificates shall be delivered and the redemption price paid; and (iv) that the right to exercise the Warrants shall terminate at 5:00p.m. EST on the Business Day immediately preceding the Redemption Date. An affidavit of the Secretary or an Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be conclusive evidence of the facts stated therein.

      From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder thereof this Warrant, deliver or cause to be delivered to or upon the written order of such holder a sum of cash equal to the Redemption Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and shall cease, except the right, if any, to receive payment of the Redemption Price.

            17. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of New York without regard to principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state of New York; provided, however, that the Holder may choose to waive this provision and bring an action outside the state of New York. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK;
                            SIGNATURE PAGE FOLLOWS.]

      IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                        CRITICAL HOME CARE, INC.
WITNESS:

                                        By:    /s/ David Bensol
                                               --------------------------------
                                        Name:  David Bensol
                                               --------------------------------
                                        Title: President
--------------------------------               --------------------------------

                                    EXHIBIT A

                              FORM OF SUBSCRIPTION
                   (To Be Signed Only On Exercise Of Warrant)

To:   CRITICAL HOME CARE, INC.

Attention:   Chief Financial Officer

      The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

_______      _______ shares of the Common Stock covered by such Warrant; or

_______ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in
             Section 2.

      The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $_____. Such payment takes the form of (check applicable box or boxes):

_______      $________ in lawful money of the United States; and/or

_______ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes for this calculation): and/or

_______ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2.2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

      The undersigned requests that the certificates for such shares be issued in the name of and delivered to ________________________________________ whose address is ______________________________________________.

      The undersigned represents and warrants that all offers and sales by the Undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

Dated: ________________________        ________________________________________
                                       (Signature must conform to name of holder as specified on the face of the Warrant)

                                       Address: _______________________________
                                                _______________________________

                                    EXHIBIT B

                         FROM OF TRANSFEROR ENDORSEMENT
                   (To Be Signed Only On Transfer Of Warrant)

      For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Critical Home Care, Inc. (the "Company") to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of the Company with full power of substitution in the premises.

                                                  Percentage        Number
Transferees              Address                  Transferred     Transferred
-----------              -------                  -----------     -----------

_______________________  ______________________  ______________  _______________

_______________________  ______________________  ______________  _______________

_______________________  ______________________  ______________  _______________

_______________________  ______________________  ______________  _______________


Dated: ________________________        ________________________________________
                                       (Signature must conform to name of holder as specified on the face of the Warrant)

                                       Address: _______________________________
                                                _______________________________


                                       SIGNED IN THE PRESENCE OF:


                                       ________________________________________
                                                        (Name)

ACCEPTED AND AGREED
[TRANSFEREE]


_______________________________
             (Name)

                                      B-1